Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-285425 on Form S-3 and Registration Statement Nos. 333- 279907, 333-279906, 333-277593, 333-256905, 333-139996, 333-174922, 333-188974, 333-209061 and 033-55327 on Form S-8 of our report dated February 29, 2024 relating to the 2023 financial statements of IEA Energy Services, LLC appearing in the Annual Report on Form 10-K of MasTec, Inc. for the year ended December 31, 2025.
/s/ Deloitte & Touche LLP
Indianapolis, Indiana
February 26, 2026